Exhibit 10.3

TERMINATION AND RELEASE AGREEMENT
This Termination and Release Agreement (the “Agreement”) is entered into by and among Flotek Industries, Inc., a Delaware corporation (the “Company”), John W. Chisholm (“Chisholm”), Protechnics II, Inc. (“Protechnics”) and Chisholm Management, Inc. (“CMI” and Protechnics are collectively referred to as the “Chisholm Companies”).
WHEREAS, the Chisholm Companies and the Company have previously entered into that certain Fifth Amended and Restated Services Agreement (the “Service Agreement”);
WHEREAS, Chisholm and the Company have previously entered into that certain letter agreement dated April 15, 2014 (the “Letter Agreement”);
WHEREAS, Chisholm and the Company are entering into that certain Employment Agreement dated the date hereof, and effective as of April 1, 2019;
NOW, THEREFORE, BE IT RESOLVED, that:
1.    Termination. The Service Agreement and the Letter Agreement are each hereby terminated by mutual agreement, and no party hereto will hereafter have any obligation under such agreements.
2.    Survival of Tax Indemnity Obligations. The parties acknowledge that the United States Internal Revenue Service (“IRS”) has asserted that federal payroll taxes were not properly withheld and paid to the federal government regarding the services of John Chisholm under the Services Agreement. Therefore, the parties hereto agree that Par. 8.2 of the Services Agreement (“Tax Obligations”) shall survive the termination of the Services Agreement. The parties further acknowledge that the Guarantee dated May 8, 2019 regarding John Chishoim’s guaranty of the Chisholm Companies’ obligations under the Services Agreement shall likewise be unaffected by the termination of the Services Agreement.
3.    Release. The terminations of the Service Agreement and the Letter Agreement pursuant to Section 1 (the “Terminations”) are in partial consideration for the execution of the Employment Agreement by the parties thereto. The Terminations shall not be considered a breach by the parties of Service Agreement or the Letter Agreement, or to in any way trigger an entitlement to Severance benefits under Section 6.3 of the Service Agreement. Neither the Terminations nor the execution and delivery of the Employment Agreement shall be considered a “Good Reason” for purposes of the Services Agreement. Each party hereto hereby releases the other parties hereto from any obligation, claims or liabilities relating to the Services Agreement and the Letter Agreement, known or unknown, including any actual or alleged breach thereof.
4.    Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.
5.    Arbitration and Equitable Remedies. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Houston, Texas, in accordance with the rules then in effect of the American Arbitration Association, provided however, the parties will be entitled to full and liberal evidentiary discovery in accordance with the rules governing civil litigation in courts of the same jurisdiction. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company shall pay the legal costs and expenses of such arbitration; however, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable legal costs and expenses incurred including time of law firm staff, court costs, attorneys’ fees, and all other related expenses incurred in such arbitration.
IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of May 20, 2019.
FLOTEK INDUSTRIES, INC.
By:    /s/Elizabeth T. Wilkinson
Name:    Elizabeth T. Wilkinson
Title:    Chief Financial Officer
PROTECHNICS II, INC.
By:    /s/John W. Chisholm
Name:    John W. Chisholm
Title:    General Manager
CHISHOLM MANAGEMENT, INC.
By:    /s/John W. Chisholm
Name:    John W. Chisholm
Title:    Managing Director
JOHN W. CHISHOLM
John W. Chisholm
John W. Chisholm